SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2011

                  HALO COMPANIES, INC.
 (Exact name of Company as specified in its charter)

                            Delaware
(State or other jurisdiction of incorporation)

000-15862	13-3018466
(Commission File Number)	(IRS Employer Identification No.)

One Allen Center, Suite 110, 700 Central Expressway South, Allen, Texas 75013
(Address of principal executive offices)                                        (Zip Code)

Company’s telephone number, including area code:  (214) 644-0065

__________________________
  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.               Departure of Directors or Certain Officers; Election of Directors.

Item 5.02(b)           Departure of Certain Officer

On September 26, 2011, Tony Chron resigned from his role as President of Halo Companies, Inc. in order to pursue an opportunity in the real estate development field where he spent 25 years of his career prior to becoming President of the Company.  Mr. Chron will remain on the Board of Directors of the Company.

Item 5.02(c)           Appointment of Certain Officer(s)

On September 30, 2011, Reif Chron, 33, has been appointed to serve as President and General Counsel of the Company.  Mr. Chron is Brandon Thompson’s cousin.  Mr. Chron joined Halo in March of 2009 to serve as General Counsel.  Mr. Chron studied Accounting at Texas A&M University and subsequently graduated with his Juris Doctorate from Washington University School of Law.  Prior to attending Washington University, Mr. Chron spent time at Pricewaterhouse Coopers LLP where specialized tax planning for high net worth clients, as well as Trademark Property Company where he participated in several projects including a 160 million dollar real estate portfolio sale to Heritage Property Investment Trust, a new 400,000 square foot shopping center in Flowood, MS and a 100 million dollar lifestyle center located in the Woodlands, TX. Mr. Chron also compiled market research that has led to three new development projects.  After earning his law degree, he practiced as a real estate attorney at Kelly Hart & Hallman where his experience includes the negotiation, due diligence review, documentation, and closing of sophisticated real estate transactions, including the acquisition and disposition of office buildings, hotels, commercial tracts and ranch land as well as representing developers in the acquisition, leasing and management of shopping centers and mixed-use projects.

On September 30, 2011, Robert A. Boyce, Jr., 49, has been appointed to serve as Chief Operating Officer of the Company.  Mr. Boyce joined Halo in June of 2011 bringing over 27 years of business operating experience in public companies and the private sector.  For the five years prior to joining Halo, Mr. Boyce managed and operated commercial real estate holdings in Texas and commercial agricultural properties in Mississippi.  From 1990 to 2005, Mr. Boyce held various executive positions for United Agri Products (and its related entities), which prior to being taken public by the Apollo Group, was a wholly-owned subsidiary of ConAgra Foods.  While with UAP, Mr. Boyce held the positions of President of Verdicon, the non-crop distribution business with revenues of $300 million; Executive Vice President of United Agri Products responsible for $1.2 billion in revenue; and President and General Manager for two independent operating companies with revenue of $200 million.  Prior to joining UAP, Mr. Boyce worked for Helena Chemical Company and ICI Americas.  Throughout his career, Mr. Boyce has served on national and regional industry-related boards.  He is a graduate from the University of Mississippi, B.B.A., 1984.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October 4, 2011

HALO COMPANIES, INC.

By:	/s/ Brandon C. Thompson
Brandon C. Thompson
Chairman of the Board, Chief Executive Officer and Director